U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report: September 29, 2005


                               Axeda Systems Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                       000-26287           23-2763854
(State or Other Jurisdiction of        (Commission File    (IRS Employer
Incorporation or Organization)           Number)            Identification No.)


                 21 Oxford Road, Mansfield, Massachusetts 02048
              (Address and Zip Code of Principal Executive Offices)


                                 (508) 337-9200
                         (Registrant's Telephone Number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

Effective September 29, 2005, we entered into a Sublease agreement through our subsidiary, Axeda Systems Operating Company, Inc., for property located in Foxborough, Massachusetts for purposes of operating our device relationship management business. The property comprises approximately 14,711 square feet, with annual gross rent of approximately $125,000 plus operating expenses, utilities and taxes. The lease is for a term of 18 months commencing September 29, 2005 and ending on March 31, 2007. The foregoing description of the Sublease is only a summary and is qualified in its entirety by reference to the document filed as Exhibit 10.42 to this Current Report on Form 8-K, which exhibit is hereby incorporated herein by reference.

As previously reported in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, we entered into a Sublease Termination Agreement in July 2005 for our current offices in Mansfield, Massachusetts under which we agreed to surrender these premises on or before October 1, 2005 (the "Termination Date"), rather than the current lease termination date of July 2007. This termination agreement provided for no rental liability from July 1, 2005 to the Termination Date. Under the terms of the termination agreement, since we did not surrender the premises as of October 1, 2005, we are treated as a hold-over tenant and monthly rent payments re-commenced as of October 1, 2005. We currently expect to relocate to our new premises in Foxborough, Massachusetts in late October or early November 2005.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.       Description
      10.42       Sublease dated as of September 9, 2005




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                                    Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Axeda Systems Inc.


Dated: October 5, 2005              By:/s/Karen F. Kupferberg
                                    --------------------------------------------
                                    Karen F. Kupferberg, Chief Financial Officer

                                  Exhibit Index

Exhibit No.       Description
      10.42       Sublease dated as of September 9, 2005